REXAHN PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 2, 2020

The undersigned hereby appoints Douglas J. Swirsky and Adam Perlish, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided below, all the shares of Rexahn Pharmaceuticals, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of Rexahn Pharmaceuticals, Inc. to be held on Monday, November 2, 2020, at 8:00 a.m. (local time), at Rexahn's offices located at 15245 Shady Grove Road, Suite 455, Rockville, MD 20850.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" Proposals 1, 2, 3, 4, 5 and 6. If any other business is presented at the Special Meeting of Stockholders, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting of Stockholders.

Rexahn Pharmaceuticals, Inc. is closely monitoring developments related to COVID-19. It could become necessary or desirable for Rexahn Pharmaceuticals, Inc. to change the date, time, location and/or means of holding the Special Meeting of Stockholders (including by means of remote communication). If such a change is made, Rexahn Pharmaceuticals, Inc. will announce the change in advance, and details on how to participate will be issued by press release, posted on Rexahn Pharmaceuticals, Inc.'s website and filed as additional proxy materials.

Please mark, date, sign, and mail your proxy promptly in the envelope provided
IMPORTANT: SIGNATURE REQUIRED ON THE OTHER SIDE

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

KEEP THIS PORTION FOR YOUR RECORDS.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held November 2, 2020.

The Notice and Proxy Statement are available at: http://www.viewproxy.com/rexahn/2020SM

Please mark your votes like this ☒

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5 AND 6.

Proposal 1. To approve the issuance of shares of Rexahn common stock to stockholders of Ocuphire pursuant to the terms of the Merger Agreement, and the change of control of Rexahn resulting from the merger under The Nasdaq Stock Market LLC rules.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Proposal 2. To approve an amendment to the amended and restated certificate of incorporation of Rexahn, as amended (the "Rexahn Certificate of Incorporation"), to effect a reverse stock split of Rexahn's common stock, at a ratio within the range of 1-for-3 to 1-for-5, with such specific ratio to be approved by Rexahn's board of directors.

☐ FOR ☐ AGAINST ☐ ABSTAIN

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

CONTROL NUMBER

Proposal 3. To approve an amendment to the Rexahn Certificate of Incorporation to change the corporate name of Rexahn from "Rexahn Pharmaceuticals, Inc." to "Ocuphire Pharma, Inc."

☐ FOR ☐ AGAINST ☐ ABSTAIN

Proposal 4. To approve the adoption of the Ocuphire Pharma, Inc. 2020 Equity Incentive Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Proposal 5. To approve the issuance of: (i) shares of Rexahn common stock upon the exercise of the Investor Warrants to be issued in the Pre-Merger Financing, and (ii) additional shares of Rexahn common stock that may be issued following the closing of the Pre-Merger Financing, in each case pursuant to the Securities Purchase Agreement and as required by and in accordance with Nasdaq Listing Rule 5635.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Proposal 6. To consider and vote upon an adjournment of the Rexahn special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3, 4 or 5.

☐ FOR ☐ AGAINST ☐ ABSTAIN

I/We plan to attend the meeting: YES ☐ NO ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title as such.

____
Signature

____
Signature (if held jointly)

Date: ______________________________, 2020

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

SCAN TO
VIEW MATERIALS & VOTE

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone



INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/RNNSM

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.



TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.



MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.